UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 7, 2004

Massey Energy Company

(Exact name of Registrant as specified in charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 788-1800

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

On April 7, 2004, Massey Energy Company (the “Company”) issued a press release, attached as Exhibit 99.1 hereto, which is incorporated herein by reference, reporting the closing of its private offering (the “Offering”) of $175.0 million aggregate principal amount of 2.25% Convertible Senior Notes due April 1, 2024 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1993. The $175.0 million aggregate principal amount of Notes includes the original offer of $150.0 million plus the full exercise by the initial purchasers of their option to purchase an additional $25.0 million aggregate principal amount of Notes.

In connection with the Offering, the Company entered into a Second Supplemental Indenture and a Registration Rights Agreement relating to the Notes, attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, which are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

4.1	Second Supplemental Indenture, dated as of April 7, 2004, by and between the Company, the guarantors listed on the signature pages thereto and Wilmington Trust Company, as trustee.

4.2	Registration Rights Agreement, dated as of April 7, 2004, by and among the Company, the guarantors listed on the signature pages thereto and UBS Securities LLC.

99.1	Press Release issued by the Company on April 7, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2004

MASSEY ENERGY COMPANY

By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Vice President, General Counsel & Secretary